UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2010

NCI, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-51579	20-3211574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11730 Plaza America Drive, Reston, VA	20190
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 707-6900

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The disclosure required by this Item 1.01 is included in Item 2.03 below and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The disclosure required by this Item 1.02 is included in Item 2.03 below and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 13, 2010, NCI, Inc. and its subsidiaries entered into an Amended and Restated Loan and Security Agreement with SunTrust Bank, which acted as Lender and Administrative Agent for the Lenders, SunTrust Robinson Humphrey, Inc., which acted as lead arranger and book manager, Citizens Bank of Pennsylvania as Syndication Agent and Lender, Branch Banking and Trust as Documentation Agent and Lender, and Capital One, N.A., as Lender (the “Credit Facility”). The Credit Facility replaces the prior Loan and Security Agreement relating to the Company’s $90.0 million revolving credit facility.

The borrowing capacity under the Credit Facility consists of a revolving credit facility of up to $125.0 million and a swingline facility of up to $8.0 million. The Credit Facility also has a $50.0 million accordion feature allowing us to increase our borrowing capacity to up to $175.0 million, subject to obtaining commitments for the incremental capacity from existing or new lenders. Any outstanding balance under the Credit Facility accrues interest at a rate based on LIBOR plus an applicable margin, ranging from 200 to 300 basis points, based on a ratio of our funded debt to earnings. The credit facility expires on December 13, 2014.

The outstanding borrowings are collateralized by a security interest in substantially all of our assets. The lenders also require a direct assignment of all of our contracts at the lenders’ discretion.

The credit facility contains various restrictive covenants that, among other things, restrict the Company’s ability to incur or guarantee additional debt; make certain distributions, investments and other restricted payments, including cash dividends on the Company’s outstanding common stock; enter into transactions with certain affiliates; create or permit certain liens; and consolidate, merge, or sell assets. In addition, the credit facility contains certain financial covenants that require the Company to maintain a minimum tangible net worth; maintain a minimum fixed charge coverage ratio and a ratio of funded debt to earnings; and limit capital expenditures below certain thresholds.

Funds borrowed under the revolving credit facility will be used to finance possible future acquisitions, to provide for working capital expenditures and for general corporate uses. As of December 13, 2010, there was approximately $28.1 million outstanding under the Credit Facility.

In addition, each of SunTrust Bank, SunTrust Capital Markets, Inc., Branch Banking and Trust Company of Virginia, Citizens Bank of Pennsylvania, and Capital One, N.A. and/or their affiliates, may, from time to time, engage in transactions or perform services for us in the ordinary course of their business.

The foregoing description is qualified in its entirety by reference to the Credit Facility attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On December 15, 2010, we issued a press release announcing the entering into of the Credit Facility. The press release, which is included as Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) or otherwise subject to the liabilities imposed by such section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Loan and Security Agreement, dated December 13, 2010, by and among NCI, Inc., as the Parent Borrower, each of the Subsidiary Borrowers identified on the signature pages thereto, the several banks and financial institutions from time to time parties to the agreement, and SunTrust Bank as the Administrative Agent.*
99.1	Press Release dated December 15, 2010

*	Certain of the exhibits and schedules to the Credit Facility have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NCI, Inc. hereby undertakes to furnish supplementally to the Securities and Exchange Commission copies of any omitted exhibits and schedules upon request therefor by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCI, Inc.

Date: December 15, 2010	By:	/s/ Michele R. Cappello
Michele R. Cappello
Senior Vice President, General Counsel, and Secretary